Exhibit 21.1

SUBSIDIARIES OF EZCORP, INC.
Entity	Jurisdiction of Organization

Artiste Holding Limited	United Kingdom
Cash-N-Pawn International, Ltd.	Minnesota
Cash-N-Pawn of Minnesota, Ltd.	Minnesota
CCV Americas, LLC	Delaware
CCV Latin America Coöperatief, U.A.	Netherlands
CCV Pennsylvania, Inc.	Delaware
CCV Virginia, Inc.	Delaware
Change Capital International Holdings, B.V.	Netherlands
Change Capital, Inc.	Delaware
C-N-P Northwest, Ltd.	Minnesota
De Morgan Services Limited	United Kingdom
EZ Talent S. de R.L. de C.V.	Mexico
EZ Transfers S.A. de C.V.	Mexico
EZCORP (2015) Asia-Pacific PTE. LTD.	Singapore
EZCORP Latin America Coöperatief, U.A.	Netherlands
EZCORP Global Holdings, C.V.	Netherlands
EZCORP Global, B.V.	Netherlands
EZCORP International Holdings, LLC	Delaware
EZCORP International, Inc.	Delaware
EZCORP USA, Inc.	Delaware
EZMONEY Alabama, Inc.	Delaware
EZMONEY Canada Holdings, Inc.	British Columbia
EZMONEY Canada, Inc.	Delaware
EZMONEY Colorado, Inc.	Delaware
EZMONEY Hawaii, Inc.	Delaware
EZMONEY Holdings, Inc.	Delaware
EZMONEY Idaho, Inc.	Delaware
EZMONEY Kansas, Inc.	Delaware
EZMONEY Management, Inc.	Delaware
EZMONEY Missouri, Inc.	Delaware
EZMONEY South Dakota, Inc.	Delaware
EZMONEY Tario, Inc.	British Columbia
EZMONEY Tennessee, Inc.	Delaware
EZMONEY Utah, Inc.	Delaware
EZMONEY Wisconsin, Inc.	Delaware
EZParkway Services Limited	Ireland
EZParkway Trading Limited	Ireland
EZParkway Mexico Limited	Ireland
EZPAWN Alabama, Inc.	Delaware
EZPAWN Arizona, Inc.	Delaware
EZPAWN Arkansas, Inc.	Delaware
EZPAWN Colorado, Inc.	Delaware

SUBSIDIARIES OF EZCORP, INC.
Entity	Jurisdiction of Organization
EZPAWN Florida, Inc.	Delaware
EZPAWN Georgia, Inc.	Delaware
EZPAWN Holdings, Inc.	Delaware
EZPAWN Illinois, Inc.	Delaware
EZPAWN Indiana, Inc.	Delaware
EZPAWN Iowa, Inc.	Delaware
EZPAWN Management Mexico, S. de R.L. de C.V.	Mexico
EZPAWN Mexico Holdings, LLC.	Delaware
EZPAWN Mexico Ltd., LLC.	Delaware
EZPAWN Minnesota, Inc.	Delaware
EZPAWN Nevada, Inc.	Delaware
EZPAWN Oklahoma, Inc.	Delaware
EZPAWN Oregon, Inc.	Delaware
EZPAWN Services Mexico, S. de R.L. de C.V.	Mexico
EZPAWN Tennessee, Inc.	Delaware
EZPAWN Utah, Inc.	Delaware
Four Pawn, Inc.	Texas
Mister Money Holdings, Inc.	Colorado
Parkway Insurance, Inc.	Utah
Pawn Management, Inc.	Texas
Pawn Plus 9, LLC	Nevada
Pawn Plus 10, LLC	Nevada
Pawn Plus 11, LLC	Nevada
Pawn Plus 12, LLC	Nevada
Payday Loan Management, Inc.	Delaware
Premier Pawn and Jewelry, LLC	Delaware
Red Dog Holdings, LLC	Minnesota
Renueva Comercial, S.A.P.I. de C.V.	Mexico
Rich Data Corporation PTE. LTD.	Singapore
Texas EZMONEY, L.P.	Texas
Texas EZPAWN Management, Inc.	Delaware
Texas EZPAWN, L.P.	Texas
Texas PRA Management, L.P.	Texas
Twyford Developments Limited	United Kingdom
USA Pawn & Jewelry Co. I - Oregon, LLC	Nevada
USA Pawn & Jewelry Co. IX, LLC	Nevada
USA Pawn & Jewelry Co. XI, LLC	Nevada
USA Pawn & Jewelry Co. 19, LLC	Nevada
Yellow Dog Holdings, LLC	Minnesota